UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2008

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

(a) On October 1, 2008, Plum Creek Timber Company, Inc. (the “Company”) completed the formation of a timberland joint venture with The Campbell Group, LLC, a timber investment management organization. The joint venture will be carried out through Southern Diversified Timber, LLC (the “Joint Venture”), to which a subsidiary of the Company contributed 454,000 acres of its southern U.S. timberland assets under the terms of a contribution agreement previously entered into by Plum Creek Timber Operations I, LLC (“Plum Creek”), a subsidiary of the Company, and TCG Member, LLC, an affiliate of The Campbell Group, on August 22, 2008. The Campbell Group will conduct the day to day management of the timberlands.

The terms of the Joint Venture are governed by a limited liability company operating agreement entered into by Plum Creek and TCG Member, LLC. Under the terms of this agreement, Plum Creek received a preferred interest representing all of the preferred equity, and a common interest representing approximately nine percent of the common equity, in the Joint Venture in exchange for its contribution of 454,000 acres of timberlands. TCG Member contributed $783 million in cash to the Joint Venture, and received a common interest representing approximately 91% of the common equity. Plum Creek’s preferred interest provides for a par value of approximately $705 million and a cumulative preferred distribution, payable semi-annually, equal to 7.875% per annum of par value.

Also on October 1, 2008, the Company, Plum Creek Ventures I, LLC, a non-operating subsidiary of the Company, and the Joint Venture entered into a Credit Agreement and Guarantee pursuant to which Plum Creek Ventures I borrowed $783 million from the Joint Venture. Interest on the loan will accrue at 7.375% per annum and is payable quarterly. The principal amount of the loan is due on October 1, 2018. Payment of the principal and interest on the loan is guaranteed by the Company.

The Credit Agreement and Guarantee contains covenants that are typical for non-operating subsidiary borrowers, but which do not apply to the Company or any of its other subsidiaries, including its operating subsidiaries. The agreement also contains customary event of default provisions, including an event of default provision that is triggered upon an acceleration of the indebtedness of Plum Creek Timberlands, L.P. (the “Partnership”), a wholly owned operating subsidiary of the Company, under the terms of the Partnership’s revolving credit facility.

Plum Creek Ventures I contributed the loan proceeds to the Partnership in exchange for a preferred limited partnership interest in the Partnership, which is pledged as security for the loan. The Partnership will use the proceeds of the $783 million capital contribution from Plum Creek Ventures I to retire certain existing indebtedness of the Partnership, and the balance will be used for general corporate purposes, including the repurchase from time to time of the Company’s outstanding common stock.

For a complete description of the terms and conditions of these transactions, please refer to the relevant agreements and documents listed below in Item 9.01, each of which is incorporated herein by reference and filed with this Current Report on Form 8-K.

Section 2. Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma financial information. The pro forma financial information required pursuant to Article 11 of Regulation S-X is filed herewith as, and incorporated herein by reference to, Exhibit 99.1.

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.
2.1	Contribution Agreement dated as of August 22, 2008 between Plum Creek Timber Operations I, LLC and TCG Member, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 1-10239, filed August 27, 2008).

2.2	Limited Liability Company Agreement of Southern Diversified Timber, LLC dated as of October 1, 2008 by and among Plum Creek Timber Operations I, LLC and TCG Member, LLC (filed herewith).

10.1	Credit Agreement and Guarantee dated as of October 1, 2008 by and among Plum Creek Ventures I, LLC, Plum Creek Timber Company, Inc. and Southern Diversified Timber, LLC (filed herewith).

10.2	Pledge Agreement dated as of October 1, 2008 between Plum Creek Ventures I, LLC and Southern Diversified Timber, LLC (filed herewith).

99.1	Pro Forma Condensed Consolidated Financial Statements of Plum Creek Timber Company, Inc. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: October 7, 2008

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.
2.1	Contribution Agreement dated as of August 22, 2008 between Plum Creek Timber Operations I, LLC and TCG Member, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 1-10239, filed August 27, 2008).

2.2	Limited Liability Company Agreement of Southern Diversified Timber, LLC dated as of October 1, 2008 by and among Plum Creek Timber Operations I, LLC and TCG Member, LLC (filed herewith).

10.1	Credit Agreement and Guarantee dated as of October 1, 2008 by and among Plum Creek Ventures I, LLC, Plum Creek Timber Company, Inc. and Southern Diversified Timber, LLC (filed herewith).

10.2	Pledge Agreement dated as of October 1, 2008 between Plum Creek Ventures I, LLC and Southern Diversified Timber, LLC (filed herewith).

99.1	Pro Forma Condensed Consolidated Financial Statements of Plum Creek Timber Company, Inc. (filed herewith).